EXHIBIT (A)(1)(iv)
NOTICE OF GUARANTEED DELIVERY
FOR TENDER OF SHARES OF COMMON STOCK OF

THE NEW GERMANY FUND, INC.

This form, or one substantially equivalent hereto, must be used to accept the Offer (as defined below) if a shareholder’s certificates for shares of common stock, par value $0.001 per share (the “Fund Shares”) of The New Germany Fund, Inc., are not immediately available or time will not permit the Letter of Transmittal and other required documents to be delivered to the Depositary on or before the Expiration Date of the Offer. The “Expiration Date” of the Offer is 5:00 p.m., Eastern time, on February 1, 2008, unless the Fund, in its sole discretion, extends the period during which the Offer is open, in which case “Expiration Date” shall mean the last time and date the Offer, as so extended by the Fund, shall expire. This form may be delivered by hand or overnight courier or transmitted by facsimile transmission or mail to the Depositary at the appropriate address set forth below and must be received by the Depositary on or before the Expiration Date. See Section 4, “Procedures for Tendering Shares for Repurchase” of the Offer to Repurchase dated December 21, 2007 (the “Offer to Repurchase”).

The Depositary:
The Colbent Corporation

By First Class Mail:	By Registered, Certified or Express Mail or Overnight Courier:	By Hand:
The Colbent Corporation Attn: Corporate Actions PO Box 859208 Braintree, MA 02185-9208	The Colbent Corporation Attn: Corporate Actions 161 Bay State Drive Braintree, MA 02184	The Colbent Corporation Attn: Corporate Actions 161 Bay State Drive Braintree, MA 02184

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS
OTHER THAN THOSE SHOWN ABOVE DOES NOT
CONSTITUTE A VALID DELIVERY

Ladies and Gentlemen:

The undersigned hereby tenders to The New Germany Fund, Inc. (the “Fund”), upon the terms and subject to the conditions set forth in its Offer to Repurchase, dated December 21, 2007 and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the “Offer”), receipt of which is hereby acknowledged, the number of Fund Shares specified below and all Fund Shares that may be held in the name(s) of the registered holder(s) by the Fund’s transfer agent pursuant to the dividend reinvestment plan pursuant to the guaranteed delivery procedures set forth in Section 4, “Procedures for Tendering Shares for Repurchase” of the Offer to Repurchase.

Certificate Nos. (if available):	Name(s) of Record Holder(s):

Address:
If Shares will be tendered by book-entry transfer to The Depository Trust Company, please check box: ☐

The Depository Trust Company Account Number:	Area Code and Telephone Number:
Taxpayer Identification (Social Security) Number:

The undersigned also tenders all uncertified Fund Shares that may be held in the name(s) of the registered holder(s) by the Fund’s transfer agent pursuant to the Fund’s Dividend Reinvestment Plan:

☐  Yes     ☐  No

(Note: If neither of these boxes is checked, any such uncertificated Fund Shares will NOT be tendered.)

Dated:	Signature

YOU MUST PROVIDE THE INFORMATION REQUESTED ABOVE. FAILURE TO FURNISH THE INFORMATION REQUESTED REGARDING ACCOUNT INFORMATION WILL RESULT IN AN INCOMPLETE REPURCHASE REQUEST WHICH WILL MEAN THE FUND CANNOT REPURCHASE YOUR FUND SHARES.

Shareholder Accounts:

European Securities Account

Name of licensed broker or custodian bank:

Address, City and Zip Code:

Securities Account No.:

Account Executive (AE): Mr./Ms.:

Telephone No. of AE:

Telephone No. of Record Holder:

Email address (if available) of AE:

Email address (if available) of Record Holder:

Trading Broker Name:

Trading Broker Contact Name:

Trading Broker Contact Phone Number:

Trading Broker BIC:

Clearing Agent Name:

Clearing Agent Contact Name:

Clearing Agent Contact Phone Number:

Clearing Agent BIC:

Beneficiary Account (Executing brokers securities account number at their clearing agent):

Bank Account (U.S. dollar account)

Name of bank:

Address, City and Zip Code:

Account No.:

Account Executive (AE): Mr./Ms.:

Telephone No. of AE:

Telephone No. of Record Holder:

Email address (if available) of AE:

Email address (if available) of Record Holder:

YOU MUST PROVIDE THE INFORMATION REQUESTED ABOVE. FAILURE TO FURNISH THE INFORMATION REQUESTED REGARDING ACCOUNT INFORMATION WILL RESULT IN AN INCOMPLETE REPURCHASE REQUEST WHICH WILL MEAN THE FUND CANNOT REPURCHASE YOUR FUND SHARES.

GUARANTEE

The undersigned, a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office, branch, or agency in the United States, hereby (a) guarantees to deliver to the Depositary certificates representing the Fund Shares tendered hereby, in proper form for transfer (or tender shares pursuant to the procedure for book-entry transfer) into the Depositary’s account at The Depository Trust Company, together with (i) a properly completed and duly executed Letter of Transmittal with any required signature guarantees and (ii) other required documents, within three business days after the Expiration Date of the Offer, and (b) represents that such tender of Fund Shares complies with Rule 14e-4 under the Securities Exchange Act of 1934, as amended.

Name of Firm:
(Please Print)

Authorized Signature:

Name:
(Please Print)

Title:

Address:
(Include Zip Code)

Area Code and Telephone Number:

Dated:

DO NOT SEND FUND SHARE CERTIFICATES WITH THIS FORM.
YOUR FUND SHARE CERTIFICATES MUST BE SENT WITH THE LETTER OF TRANSMITTAL.

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